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                                                                EXHIBIT 10.14


                AGREEMENT FOR PARTIAL RELEASE OF ESCROWED FUNDS

        THIS AGREEMENT FOR PARTIAL RELEASE OF ESCROWED FUNDS dated and deemed effective as of March 11, 1997, (this "Agreement"), by and among CTB, Inc. (formerly CTB Ventures, Inc.), an Indiana corporation ("Buyer"), and each of the persons listed on Exhibit A attached hereto (collectively the "Shareholders").

        WHEREAS, Buyer and the Shareholders are parties to the Escrow Agreement, along with NBD Bank, N.A., as Escrow Agent (the "Escrow Agent"), dated as of January 4, 1996 (the "Escrow Agreement"); and

        WHEREAS, Section 9 of the Escrow Agreement provides, in part, that the Escrow Agreement will terminate on the earlier of (i) thirty (30) days after completion of the Buyer's audit for the year ended December 31, 1996, or (ii) the distribution of all Escrowed Funds pursuant to the Escrow Agreement; provided further, that if there are any unresolved or unsettled claims then outstanding, the Escrow Agreement will not terminate until the resolution of all such claims; and further provided that as soon as practicable after such termination of the Escrow Agreement, the Escrow Agent will promptly deliver all excess funds to the Shareholders; and

        WHEREAS, the Buyer's audit for the year ended December 31, 1996, has been finalized as of March 28, 1997, and results communicated to the Buyer; and

        WHEREAS, certain potential claims against the Escrowed Funds have been identified by Buyer; and

        WHEREAS, Buyer and the Shareholders desire to arrange for a partial distribution of the Escrowed Funds in consideration of the anticipated results of the audit and the potential claims against the Escrowed Funds which have been identified.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Buyer and the Shareholders hereby agree, and shall instruct the Escrow Agent, to release from the Escrowed Funds to the Shareholders, pursuant to terms of the Escrow Agreement, the principal sum of $4,500,000.00 plus interest earned as of March 7, 1997, in the amount of $177,825.90, for a total distribution to the shareholders of $4,677,825.90.

        2. Buyer and the Shareholders acknowledge that Buyer has asserted a potential, but as yet not readily ascertainable claim, relating to potential environmental clean-up costs, which costs may be in a total sum qualifying for payment from the Escrowed Funds. Therefore, Buyer and the Shareholders agree that the principal sum of $500,000.00, plus interest from and after March 7, 1997, shall be retained in the

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Escrow Account as Escrowed Funds for the possible payments of such claims, until such claims are finally resolved or released by Buyer.

        3. Buyer and the Shareholders shall execute appropriate instructions to the Escrow Agent with regard to this Agreement and obtain Escrow Agent's written acknowledgment and consent to the partial release of the Escrowed Funds provided for in this Agreement.

                                CTB, INC. (formerly CTB Ventures, Inc.)

                                By: /s/ Don J. Steinhilber
                                    --------------------------------
                                        Don J. Steinhilber
                                Title: Vice President & CFO
                                       -----------------------------

                                SHAREHOLDERS

                                By:  /s/ J. Christopher Chocola
                                    --------------------------------
                                    J. Christopher Chocola,
                                    individually and as
                                    Shareholder Representative


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